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                                                                    Exhibit 23.1

                         Independent Auditors' Consent

The Board of Directors
FairPoint Communications, Inc.:

   The audits referred to in our report dated March 1, 2000, except as to the sixth paragraph of note 3, which is as of April 3, 2000, included the related financial statement schedule as of December 31, 1999, and for each of the years in the three-year period ended December 31, 1999, included in the Registration Statement. This financial statement schedule is the responsibility of FairPoint Communications, Inc.'s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statements taken as a whole, present fairly in material respects the information set forth therein.

   We consent to the use of our reports on the consolidated financial statements and schedule of FairPoint Communications, Inc. and Subsidiaries and our report on the consolidated financial statements of TPG Communications, Inc. and Subsidiaries included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the Registration Statements.

                                          /s/ KPMG LLP

Lincoln, Nebraska
May 9, 2000